EXHIBIT 22

RESOLUTE FOREST PRODUCTS INC.
GUARANTOR SUBSIDIAIRIES OF THE REGISTRANT
As of March 31, 2020
AbiBow Recycling LLC
Abitibi Consolidated Sales LLC
Accurate Paper Fleet, LLC
Accurate Paper Holdings, LLC
Atlas Paper Management, LLC
Atlas Paper Mills, LLC
Atlas Southeast Papers, Inc.
Atlas Tissue Holdings, Inc.
Augusta Newsprint Holding LLC
Bowater Newsprint South LLC
Bowater Nuway Mid-States Inc.
Calhoun Newsprint Company
Donohue Corp.
FD Powerco LLC
Fibrek U.S. Inc.
Fibrek Recycling U.S. Inc.
GLPC Residual Management, LLC
Resolute FP Augusta LLC
Resolute FP Florida Inc.
Resolute FP US Inc.
Resolute Growth US LLC
Resolute Tissue LLC
Conifex Cross City LLC (changed name to Resolute Cross City LLC as of May 1, 2020)
BW SLC Real Estate Holdings LLC (changed name to Resolute Cross City Real Estate Holdings LLC as of May 1, 2020)
Navcor USA LLC (changed name to Resolute Navcor LLC as of May 1, 2020)
Conifex Glenwood LLC (changed name to Resolute Glenwood LLC as of May 1, 2020)
Conifex El Dorado Inc. (changed name to Resolute El Dorado Inc. as of May 1, 2020)
Suwannee Timber management LLC (changed name to Resolute Cross City Timber Management LLC as of May 1, 2020)
Caddo River Contracting, LLC (changed name to Resolute Caddo River LLC as of May 1, 2020)
Resolute US Lumber Inc.